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                                   AGREEMENT

         AGREEMENT effective as of July 1, 1997 between LILLIAN VERNON CORPORATION, a Delaware corporation, having its principal office at 543 Main Street, New Rochelle, New York 10801 ("Company"), and ______________________ ("Executive"), residing at ________________________________.

                             W I T N E S S E T H :

         WHEREAS, in consideration of the contribution that has been, and can continue to be, made by Executive toward the success of the business of the Company, the Company desires to enter into this Agreement.

         NOW, THEREFORE, it is agreed as follows:

         1. DEFINITIONS:

            (a) "ADJUSTED W-2 INCOME" shall mean Executive's total earnings reported by the Company on Executive's most recent annual W-2 statement prior to a Change in Control less income included therein attributable to the issuance, vesting or exercise of stock options or restricted stock.

            (b) "CAUSE" shall mean (i) the failure of Executive to remedy any intentional material breach of Executive's obligations to the Company within fifteen (15) business days after Executive has received written notice from the Company specifying such breach in reasonable detail, or if such breach cannot be reasonably remedied within a fifteen (15) business day period, the Executive shall have commenced diligent efforts to remedy such breach within such fifteen
(15) business day period and

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shall have remedied such breach within sixty (60) days after Executive has received written notice as aforesaid;

                (ii) The Executive shall intentionally materially breach any such obligation on a second occasion after he has received written notice of such breach as provided in clause (i) above;

                (iii) Conviction of a felony crime;

                (iv) The crime of theft or misappropriation of the Company's property; and

                (v) Intentionally making a material false written statement to the Company's Board of Directors ("Board") regarding the affairs of the Company.

            (c) "CHANGE IN CONTROL" shall be deemed to have occurred

                A. (i) if there has occurred a "change in control", as the term "control" is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended at the date hereof (the "Act") or (ii) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act) becomes a beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the Company's then outstanding securities having the right to vote on the election of directors excluding, however, in either case the acquisition of control by Lillian Vernon, members of her immediate family, or their respective estates, trusts for

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their benefit or charitable foundations or charitable trusts established by any of them or an underwriter (as such term is defined in Section 2(ii) of the Securities Act of 1933, as amended) for the purpose of making a public offering or an employee benefit plan (or related trust) sponsored or maintained by the Company, or

                B. (i) when individuals who are members of the Company's Board of Directors at any one time shall immediately thereafter cease to constitute a majority of the Board of Directors or (ii) when a majority of the directors elected at an annual or special meeting of stockholders are not individuals nominated by the Company's incumbent Board of Directors in either case within two (2) years of: (x) the completion of a tender offer for the voting stock of the Company (other than a tender offer or exchange offer by the Company) or a proxy contest in connection with the election of members to the Company's Board; or (y) a merger or consolidation of the Company.

            (d) "CHANGE IN CONTROL AGREEMENT" shall mean a non-binding letter of intent or a binding agreement executed by the Company with respect to a transaction which if consummated would result in a Change in Control.

            (e) "DISABILITY" shall mean an illness, disability or other incapacity (whether physical or mental) which has prevented Executive from performing Executive's regular duties on a full-time basis for ninety five (95) consecutive days, or ninety five (95) days in any consecutive twelve (12) month period. In the

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event Executive disputes that Executive is disabled and provides to the Company a written opinion of a licensed physician of the State of New York (the "Executive's Physician") to that effect, then Executive agrees to submit to a physical examination by a licensed physician of the State of New York chosen by the Company (the "Company's Physician"). If the Company's Physician issues a written opinion to the effect that Executive is disabled, then such dispute shall be submitted to a third physician chosen jointly by the Executive and the Company (the "Neutral Physician"). If the Executive and the Company cannot agree on the Neutral Physician within ten (10) days after the issuance of the Company's Physician's opinion, then either party may apply to the American Arbitration Association for the appointment of the Neutral Physician. The determination of the Neutral Physician shall be final and binding upon the parties hereto.

            (f) "GOOD REASON" shall mean a termination by Executive of Executive's employment with the Company after Executive has given the Company thirty (30) day written notice of the occurrence of any one or more of the following events and the Company has failed to remedy the same within such thirty (30) day period:

                (i) A reduction in Executive's base salary or a significant change in the nature or scope of the authorities, powers, functions or duties normally attached to Executive's position with the Company as of the date hereof;

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                (ii) The assignment to Executive of duties inconsistent with his positions, duties, responsibilities and status with the Company immediately prior to the Change in Control or any change in the management process of the Company which materially and adversely affects the Executive's ability to perform his duties;

                (iii) A change in the location at which substantially all of Executive's duties with the Company are to be performed to a location which is not within thirty (30) miles of the location of the Company's present executive office.

            (g) "QUALIFYING CHANGE IN CONTROL AGREEMENT TERMINATION" shall mean a termination of Executive's employment without Cause by the Company or its successor prior to a Change in Control but after the execution of a Change in Control Agreement provided a Change in Control occurs (whether with the entity or entities party to such Change in Control Agreement or with other entities) within six (6) months after the execution of such Change in Control Agreement.

            (h) "TERMINATION DATE" shall mean the last day of Executive's employment with the Company except in the case of a Qualifying Change in Control Agreement Termination, the Termination Date shall mean the date of the Change in Control.

            (i) "WITHOUT CAUSE" shall mean a termination of Executive's employment by the Company for any reason other than death, disability or for Cause.

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         2. TERM AND OPERATION OF AGREEMENT.

            (a) This Agreement shall be effective only with respect to a Change in Control which is consummated on or prior to June 30, 2002. Unless the term hereof is extended in a writing signed by the parties hereto, this Agreement shall have no effect and Executive shall have no rights hereunder with respect to the termination of Executive's employment following a Change in Control which is consummated on or after July 1, 2002. Nothing in this Agreement shall be construed to restrict in any way the Company's right or Executive's right to terminate Executive's employment with the Company either with or without Cause prior to a Change in Control or after a Change in Control; provided, however, if there currently exists an employment agreement between the Company and Executive or if the Company and the Executive hereafter enter into an employment agreement, then the terms and conditions of such employment agreement shall to the extent inconsistent herewith prevail over the terms of this Agreement. If any such employment agreement has no Change in Control provisions, then the Change in Control provisions set forth herein, including the limitations set forth in Section 2(e) hereof, shall prevail.

            (b) If Executive's Employment with the Company is terminated:

                (i) without Cause by the Company or its successor within two
(2) years after the occurrence of a Change in Control;

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                (ii) without Cause by the Company or its successor after the execution of a Change in Control Agreement but prior to a Change in Control and a Change in Control occurs (whether with the entity or entities party to such Change in Control Agreement or with other entities) within six (6) months after the execution of such Change in Control Agreement; or

                (iii) with Good Reason by the Executive within two (2) years after the occurrence of a Change in Control, then, in any of such events, Executive shall be (i) entitled to his normal salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the stock option plans of the Company, the Company's bonus plan and the Company's retirement plans and programs, through the date the Executive's employment with the Company terminated and, in addition thereto, (ii) shall be paid in a lump-sum, on the Termination Date, an amount of cash computed as a percentage of Adjusted W-2 Income based upon the time (measured in months) elapsed from the actual date of the Change in Control, to the Termination date as set forth in the following table:

            Time Elapsed between
            Change in Control and                           Percentage of
            Termination Date                                Adjusted W-2 Income
            ----------------                                -------------------

            0-12 Months                                            200%
            13-18 Months                                           150%
            18-24 Months                                           100%
            24 Months & thereafter                                   0%

            (c) After a Change in Control has occurred and while the Company's shares of common stock shall remain publicly traded, the Company will honor, whether or not vested by their

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terms, Executive's exercise of all Executive's outstanding stock options
("Options"). After a Change in Control has occurred and if the Company's shares of common stock are not publicly traded, the Company shall immediately pay in cash to Executive that amount equal to the product of (1) the aggregate number of shares subject to option, whether or not vested, multiplied by (2) the difference between (x) the exercise price of each such option, and (y) the highest tender price paid for the Company's common stock in the effort to retire Company's publicly traded common stock.

            (d) Notwithstanding anything to the contrary contained above, if there currently exists an agreement between the Company and Executive or if the Company and the Executive hereafter enter into an agreement or if existing or future policies of the Company would provide for severance payments to Executive or pro rata bonus awards or like payments upon termination of Executive's employment, then, unless such agreement or policy specifically refers to and nullifies this Section 2(d), any sums paid to Executive under such Company policies or other agreement by reason of the termination of Executive's employment shall reduce the sums payable to Executive under this Agreement. However, any sums payable to Executive by reason of a termination of Executive's employment from any profit, pension, 401K or similar employee benefit plan shall not be deducted from the sums otherwise due Executive hereunder.

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            (e) Notwithstanding anything contained elsewhere in this Agreement:

                (i) In the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether payment pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person affiliated with the Company or such person (collectively, with the severance and other benefits accruing to Executive pursuant to this Agreement ("Severance Benefits"), the "Total Payments")) would not be deductible (in whole or in part) as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Severance Benefits shall be reduced until no portion of the Total Payments is not deductible as a result of Section 280G of the Code, or the Severance Benefits are reduced to zero (the "Reduced Amount"); and

                (ii) If the firm of independent public accountants most recently acting as the Company's auditors prior to the Change in Control (the "Auditors") determine that any Severance Benefit would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount (the "280G Notice"), and the Executive may then elect, in his sole discretion, which and how much of the Severance Benefits shall be

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eliminated or reduced (as long as after such election the aggregate present value of the Severance Benefits equals the Reduced Amount) and shall advise the Company in writing of his election within ten (10) days of his receipt of the 280G Notice. If no such election is made by the Executive within such ten (10) day period, then the Company may elect which and how much of the Severance Benefits shall be eliminated or reduced (as long as after such election the aggregate present value of the Severance Benefits equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Auditors under this paragraph shall be binding upon the Company and the Executive and shall be made within sixty (60) days of the date of termination. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to him under this Agreement.

         3. NON-QUALIFYING TERMINATION. If the Executive terminates his employment with the Company more than two (2) years after a Change in Control, or if Executive terminates his employment within two (2) years of a Change in Control for any reason other than for Good Reason or if the Company terminates Executive's employment for Cause or by reason of the Executive's disability or if the Executive shall die, then in any of such events, Executive shall not be entitled to any benefits under this Agreement, but Executive or his estate, as the case may be,

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shall be entitled to the benefits, if any, which Executive would be entitled to by law, the Company's policies as then in effect or the Company's employee benefit plans as then in effect together with such other rights or benefits, if any, as may be set forth in any separate written agreement between the Executive and the Company.

         4. USE OF INFORMATION. Executive recognizes and acknowledges that trade secrets and other confidential information including, but not limited to, customer and supplier lists, marketing plans, pricing policies and methods of operation are valuable, special and unique assets of the business of the Company and its affiliates. Accordingly, Executive shall not, after the Termination Date, use, disclose or cause to be disclosed any of such trade secrets or other confidential information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the provisions of this Section 4 shall not apply to information generally known to the public or the trade, information available in trade or other publications and information which becomes public through no fault of the Executive. Furthermore, this Section 4 shall not prohibit Executive from entering into employment with any of the Company's competitors or any other person, firm, corporation, association or other entity so long as Executive does not reveal any of the aforesaid trade secrets and other confidential information during the course of or in connection with such employment.

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         5. SOLICITATION. Executive agrees that, for two (2) years following the date his employment with the Company terminates either with or without Cause or with or without Good Reason, Executive will not, directly or indirectly, induce any person connected with or employed by the Company or any of its subsidiaries or affiliates to leave the employ of the Company or of any such subsidiary or affiliate.

         6. REMEDIES. In the event of a breach or threatened breach by Executive of any of the provisions of Sections 5 and 6 hereof, the Company shall be entitled, upon establishing the existence of such breach or threatened breach, to an injunction to be issued by any tribunal of competent jurisdiction to restrain Executive from committing or continuing any such violation. In any proceeding for an injunction and upon any motion for temporary, preliminary or permanent injunction, Executive agrees that Executive's ability to answer in damages shall not be a bar or be interposed as a defense to the granting of such temporary, preliminary or permanent injunction against Executive. Executive acknowledges that the Company will not have an adequate remedy at law in the event of any breach by Executive as aforesaid and that the Company may suffer irreparable damage and injury in the event of such a breach by Executive. Executive waives the posting of a bond or other security in connection with the issuance of any such temporary or preliminary injunction. Nothing contained in Sections 4 or 5 or elsewhere herein shall be construed as prohibiting the Company from pursuing any other

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remedy or remedies available to the Company, including without limitation, the recovery of damages from Executive or as limiting the Company's rights under law or under any separate agreement between Executive and the Company.

         7. ASSIGNABILITY. This Agreement may not be assigned by Executive and all of its terms and conditions shall be binding upon and enure to the benefit of Executive and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring directly or indirectly all or substantially all of the assets of the Company whether by merger, consolidation, purchase or otherwise and such successor shall thereafter be deemed the "Company" for purposes hereof.

         8. NOTICES. All notices, requests, demands and other communications provided for hereby shall be in writing and shall be deemed to have been duly given when delivered personally or sent by registered or certified mail, return receipt requested, to the party entitled thereto at the address first above written or to such changed address as the addressee may have given by a similar notice.

         9. MODIFICATION. This Agreement may be modified or amended only by an instrument in writing signed by the party hereto against whom any such waiver is sought to be enforced.

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         10. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision contained herein.

         11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed entirely within the State of New York.

         12. CAPTIONS. The captioned headings herein are for convenience of reference only and are not intended and shall not be construed to have any substantive effect.

         13. ARBITRATION. The parties agree to arbitrate any and all claims, controversies or disputes arising under or out of this Agreement or relating in any way thereto. All such claims, controversies or disputes shall be submitted to arbitration in the City of New York, State of New York, to three (3) arbitrators designated under and pursuant to the Rules of the American Arbitration Association, and the arbitration shall be heard under the auspices of said Association and subject to its rules. The arbitrators shall have the power to award costs and counsel fees. The parties consent to the jurisdiction of the Courts of the State of New York located in the County of Westchester with respect to any and all proceedings relating to any such arbitration, and further agree that any and all process and notices of motion or applications in relation to any such arbitration maybe served upon a party personally or by registered or certified mail, return receipt requested. Such service may be

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accomplished either within or without the State of New York, and such notice shall be given of all applications and hearings as is provided by the laws of the State of New York. The award of the arbitrators shall be final and binding upon the parties and judgment thereon may be entered as provided by the laws of the State of New York. The foregoing notwithstanding, either party may apply to any court of competent jurisdiction for an injunction pending the award of the arbitrators.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.,

                                            LILLIAN VERNON CORPORATION


                                            By:
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                                               Chairman and Chief Executive
                                               Officer


                                            ----------------------------------


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